Page one of seven pages.
                                           Exhibit Index is on page four.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 19, 2000


                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    0-15323                94-2904044
            --------                    -------                ----------
 (State or Other Jurisdiction of    (Commission File         (IRS Employer
         Incorporation)                 Number)           Identification No.)


               6530 Paseo Padre Parkway, Fremont, California 94555
               ---------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (510) 713-7300
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


               6500 Paseo Padre Parkway, Fremont, California 94555
               ---------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)


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

Item 5.           Other Events

      On October 19, 2000, Network Equipment Technologies, Inc., doing business as net.com (the "Company"), announced that it has reached an agreement with CACI International Inc., a global information technology products and services company, to divest itself of the assets of its Federal services business. Attached hereto as Exhibit 99.1 is the Company's press release dated October 19, 2000 regarding this announcement.

Item 7.     Financial Statements and Exhibits

            (c)   Exhibits

                  99.1  Press Release dated October 19, 2000.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  October 25, 2000         NETWORK EQUIPMENT TECHNOLOGIES, INC.


                                 By:  /s/ Hubert A.J. Whyte
                                      --------------------------------------
                                 Name:   Hubert A.J. Whyte
                                      --------------------------------------
                                 Title:  President & Chief Executive Officer
                                      --------------------------------------


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                                  EXHIBIT INDEX

                                                         Page No. in
                                                    Sequentially Numbered
 Exhibit No.              Description                  Current Report

    99.1      Press Release dated October 19, 2000            5


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                                                           FOR IMMEDIATE RELEASE

Media Contacts:

net.com
Brenda Ropoulos
Director of Corporate Relations
(510) 574-2508
brenda_ropoulos@net.com

CACI
Investor Contact:                 Media Contact:
David Dragics                     Jody Brown
Director, Investor Relations      Vice President, Public Relations
(703) 841-7835                    (703) 841-7801
ddragics@caci.com                 jbrown@caci.com

          NET.COM DIVESTS ITSELF OF FEDERAL SERVICES BUSINESS TO FOCUS
                       ON EMERGING SERVICE CREATION MARKET

        CACI International Acquires Assets in Potential $50 Million Deal

      Fremont, CA October 19, 2000 -- net.com (NYSE: NWK) announced today it has reached an agreement with CACI International Inc. (Nasdaq: CACI), a global information technology (IT) products and services company, to divest itself of the assets of its Federal services business. The specialized services group of approximately 200 expert personnel provides support to U.S. civilian and military government network installations. Included in the deal are Federal first and second line maintenance contracts. The sale price of $40 million is comprised of an up front cash payment of $25 million, with the balance to be paid contingent on the achievement of specific milestones. A royalty agreement also offers net.com the opportunity to achieve approximately $10 million of additional revenue over a five-year period based on the future performance of both organizations.

      Hubert "Bert" Whyte, President and Chief Executive Officer of net.com stated, "We are receiving strong endorsement that net.com's future success resides in the IP service creation opportunity, and will continue to direct our efforts to that area. The increased focus this deal brings to our organization enhances our ability to remain competitive and achieve that success. While building a solid foundation for our service creation initiatives, we are also supporting our Federal product lines and ensuring the best ongoing service to our government customers with this action."


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      net.com will continue to provide third level technical support and sell its products through its direct sales force in the Federal market. The technical assistance organization (TAC) provides critical assistance to all of net.com's customers. The Federal sales organization will continue to be a strong channel both for the Company's Promina(TM) product line, as well as for the new SHOUTIP(TM) telephony platform and its SCREAM(TM) Service Creation Manager(TM) platform.

      CACI is a profitable and rapidly growing IT company with interlocking solutions for managed network services, e-Business, and information assurance. Leveraging nearly 40 years of systems integration expertise, the company specializes in adapting emerging technologies and continually evolving legacy strengths to empower clients with robust, end-to-end solutions. CACI's IT solutions cover a wide range of markets and technologies, including distinctions in information management, modeling and simulation, logistics and engineering, and marketing demographics. With approximately 4800 employees worldwide, CACI generated revenues of nearly $500 million in fiscal year 2000.

      According to Dr. J.P. (Jack) London, Chairman and CEO of CACI, "N.E.T. Federal's Services organization is an excellent fit with CACI's capabilities and growth plans. Several of their key clients, such as the Defense Information Services Agency and Department of State, are organizations CACI already supports, giving us great synergy in these areas and expanding our ability to provide secure, comprehensive network solutions for these clients. CACI began moving into the network and telecommunications arena in the mid-90s as a significant thrust within our strategic growth plans. This acquisition continues our move to the forefront of the managed network services sector and enables us to provide a higher level of services to the intelligence community and national intelligence agencies."

      Quarterdeck Investment Partners, Inc., a leading international investment banking firm with offices in Washington, DC and Los Angeles, CA focuses exclusively on the information technology, aerospace, and defense industries, and was net.com's financial advisor in the deal.

      Management will conduct a briefing of the details of this transaction during its regularly scheduled second quarter, fiscal year 2001 earnings call today at 5:00 p.m. Eastern time.

About CACI

      CACI International Inc, a member of the Russell 2000 and the S&P SmallCap 600 indices, is a worldwide leader in information technology, e-Business, and networld solutions. Founded on simulation technology in 1962, the company has evolved a diverse solutions portfolio for today's net economy. From across the technology spectrum, CACI integrates the networks, systems, and software for telecommunications, e-Commerce, information assurance, and all forms of information management. CACI centers of excellence are unique in the industry, offering "try-before-buy" solutions so clients save time and resources. With approximately 4,800 employees and more than 90 offices in the U.S. and Europe, CACI meets complex client challenges with comprehensive, reliable solutions. Visit CACI on the web at http://www.caci.com and find out more about CACI's e-Business offerings at ebusiness.caci.com.


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About net.com

      Network Equipment Technologies, doing business as net.com, is a global networking company that equips service providers to achieve competitive differentiation through the rapid creation and delivery of services. net.com pioneered the concept of multiservice networking used by service providers, government organizations and businesses worldwide. For further information, visit the first address in networking: http://www.net.com

      Certain statements made in this press release are forward-looking. Investors are cautioned that these statements are based upon current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results, events and/or company performance to differ materially. Among other risks and uncertainty, net.com may not meet the specific milestones required to earn the entire purchase price and/or maintenance revenue generated by CACI may not be sufficient to achieve expected royalty payments. In addition to the factors set forth in the press release, the factors identified in net.com's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q, could also affect the forward-looking statements contained in this press release. Net.com disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

                                       ###
Promina, SCREAM, Service Creation Manager, SHOUTIP and net.com are trademarks of Network Equipment Technologies.


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